Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Synalloy Corporation
Richmond, Virginia

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-230447) and Form S-8 (No. 333-188937) of Synalloy Corporation of our report dated March 29, 2022, relating to the consolidated financial statements and schedules, which appear in this Form 10-K.
/s/ BDO USA LLP
Richmond, Virginia
March 29, 2022